                                                                     Exhibit 5.1


                             PORTER & HEDGES, L.L.P.
                         ATTORNEYS AND COUNSELORS AT LAW
                            700 LOUISIANA, 35TH FLOOR
                            HOUSTON, TEXAS 77002-2764

                                                             MAILING ADDRESS:
                            TELECOPIER (713) 228-1331         P.O. BOX 4744
                            TELEPHONE (713) 226-0600      HOUSTON, TX 77210-4744


                                November 19, 2004

TODCO
2000 W. Sam Houston Parkway South
Suite 800
Houston, Texas 77042

Ladies and Gentlemen:

         We have acted as counsel to TODCO, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the sale by Transocean Inc., a company organized under the laws of the Cayman Islands ("Transocean"), of 13,000,000 shares (the "Offered Shares") in a public offering of the Company's Class A Common Stock, par value $0.01 per share ("Common Stock"), together with 1,950,000 additional shares of Common Stock (the "Additional Shares") subject to the underwriters' over-allotment option as described in the Registration Statement (collectively, the Offered Shares, the Additional Shares, and together with any shares of Common Stock which may be registered in any related registration statement pursuant to Section 462(b) of the Act, the "Shares").

         We have examined such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

         Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated herein, we are of the opinion the Shares registered for sale by Transocean under the Registration Statement and any related registration statement filed by the Company pursuant to Rule 462(b) of the Act (a "462(b) Registration Statement"), are duly authorized, validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Validity of Class A Common Stock" in the prospectus included as a part of the Registration Statement. We also consent to the incorporation by reference of this letter in any 462(b) Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission promulgated thereunder.

         This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.


                                             Very truly yours,

                                             /s/ Porter & Hedges, L.L.P.
                                             ------------------------------
                                             PORTER & HEDGES, L.L.P.